SUNCOKE ENERGY, INC. ANNOUNCES 2023 RESULTS AND PROVIDES FULL-YEAR 2024 GUIDANCE • Net income attributable to SXC was $57.5 million, or $0.68 per diluted share, for the full-year 2023; Net income attributable to SXC was $13.8 million, or $0.16 per diluted share, in the fourth quarter 2023 • Full-year 2023 consolidated Adjusted EBITDA(1) was $268.8 million; fourth quarter 2023 consolidated Adjusted EBITDA(1) was $62.3 million • Operating cash flow was $249.0 million for the full-year 2023 • Full-year 2024 consolidated Adjusted EBITDA(1) is expected to be between $240 million and $255 million LISLE, Ill. (February 1, 2024) - SunCoke Energy, Inc. (NYSE: SXC) (the "Company" or "SunCoke") today reported fourth quarter and full-year 2023 results, reflecting solid performance from our cokemaking business. "In 2023, the SunCoke team successfully navigated through challenging market conditions and proved our operational capability, with strong Domestic Coke performance driving solid results," said Katherine Gates, President of SunCoke Energy, Inc. "We are pleased with the progress we made on our capital allocation goals in 2023, notably reducing gross debt by approximately $44 million and increasing our quarterly dividend by 25%. We continued to advance our foundry business by completing the foundry coke expansion project and expanding our market participation. Additionally, the extension of our Indiana Harbor coke contract with Cleveland-Cliffs for an additional 12 years positions our largest coke plant favorably for the future." "We expect 2024 consolidated Adjusted EBITDA to be between $240 million and $255 million, with our Domestic Coke segment continuing to operate at full capacity, while our Logistics segment is impacted by weakness in the thermal coal markets impacting volumes as well as pricing," Gates continued. "As we enter the new year, we remain focused on executing against our well established objectives of exceptional safety performance, operational excellence, and a balanced approach to capital allocation. We are confident that we will execute against these objectives and continue to deliver significant value to SunCoke stakeholders." (1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.

CONSOLIDATED RESULTS

(Dollars in millions)	Three Months Ended December 31, 2023	2022	Increase/ (Decrease)	Years Ended December 31, 2023	2022	Increase/ (Decrease)
Revenues	$ 520.6	$ 514.0	$ 6.6	$ 2,063.2	$ 1,972.5	$ 90.7
Net income attributable to SXC	$ 13.8	$ 11.8	$ 2.0	$ 57.5	$ 100.7	$ (43.2)
Adjusted EBITDA[(1)]	$ 62.3	$ 58.9	$ 3.4	$ 268.8	$ 297.7	$ (28.9)

(1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.

Revenues increased during both the fourth quarter and full-year 2023 as compared to the same prior year periods, primarily reflecting the pass-through of higher coal costs in the Domestic Coke segment, partially offset by lower volumes at Convent Marine Terminal ("CMT") in the Logistics segment.

Net income attributable to SXC for the fourth quarter 2023 increased from the same prior year period, driven by higher coal-to-coke yields and favorable O&M recovery on our long-term, take-or-pay contracts and lower interest expense. Net income attributable to SXC for the full-year 2023 decreased from the same prior year period, driven by the same factors contributing to the lower Adjusted EBITDA described below and tax law changes in the United States and Brazil in both 2022 and 2023. Full-year 2022 included deferred tax benefits from foreign tax credits and the release of valuation reserves of $15.9 million recorded in third quarter of 2022, while full-year 2023 includes the impact of a deferred tax expense from the establishment of an $8.4 million valuation allowance related to foreign tax credits recorded in the second half of 2023.

Fourth quarter 2023 Adjusted EBITDA increased as compared to the same prior year period, primarily driven by higher coal-coke-yields and favorable O&M recovery on our long-term, take-or-pay contracts, partially offset by lower volumes at CMT in the Logistics segment. Full-year 2023 Adjusted EBITDA decreased as compared to the same prior year period, primarily driven by lower contribution margins on non-contracted coke sales and lower volumes at CMT in the Logistics segment, partially offset by higher coal-to-coke yields on our long-term, take-or-pay contracts.

SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

(Dollars in millions, except per ton amounts)	Three Months Ended December 31, 2023	2022	Increase/ (Decrease)	Years Ended December 31, 2023	2022	Increase/ (Decrease)
Revenues	$ 493.6	$ 485.1	$ 8.5	$1,954.0	$1,856.9	$ 97.1
Adjusted EBITDA[(1)]	$ 55.2	$ 46.5	$ 8.7	$ 247.8	$ 263.4	$ (15.6)
Sales Volume (in thousands of tons)	1,037	1,040	(3)	4,046	4,031	15
Adjusted EBITDA per ton[(2)]	$ 53.23	$ 44.71	$ 8.52	$ 61.25	$ 65.34	$ (4.09)

(1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.
(2) Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

The increases in revenues for both the fourth quarter and full-year 2023 as compared to the same prior year periods primarily reflect the pass-through of higher coal costs.

Fourth quarter 2023 Adjusted EBITDA increased as compared to the same prior year period, primarily reflecting higher coal-to-coke yields and favorable O&M recovery on our long-term, take-or-pay contracts, partially offset by lower contribution margins on non-contracted blast coke sales. Full-year 2023 Adjusted EBITDA decreased as compared to the same prior year period, driven by lower contribution margins on non-contracted blast coke sales, partially offset by higher coal-to-coke yields on our long-term, take-or-pay contracts.

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Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals ("KRT").

	Three Months Ended December 31,			Years Ended December 31,		
(Dollars in millions)	2023	2022	Increase/ (Decrease)	2023	2022	Increase/ (Decrease)
Revenues	$ 17.6	$ 18.8	$ (1.2)	$ 74.0	$ 77.6	$ (3.6)
Intersegment sales	$ 5.2	$ 6.7	$ (1.5)	$ 22.1	$ 28.9	$ (6.8)
Adjusted EBITDA(1)	$ 10.7	$ 11.7	$ (1.0)	$ 44.3	$ 49.7	$ (5.4)
Tons handled (thousands of tons)(2)	5,022	5,525	(503)	20,483	22,291	(1,808)

(1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.

(2) Reflects inbound tons handled during the period.

The decreases in both revenues and Adjusted EBITDA for the fourth quarter and full-year 2023 as compared to the same prior year periods were driven by lower volumes at CMT.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

	Three Months Ended December 31,			Years Ended December 31,		
(Dollars in millions)	2023	2022	Increase/ (Decrease)	2023	2022	Increase/ (Decrease)
Revenues	$ 9.4	$ 10.1	$ (0.7)	$ 35.2	$ 38.0	$ (2.8)
Adjusted EBITDA(1)	$ 2.2	$ 3.1	$ (0.9)	$ 9.1	$ 14.5	$ (5.4)
Brazilian Coke production—operated facility (thousands of tons)	383	377	6	1,558	1,585	(27)

(1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.

Revenues and Adjusted EBITDA for the fourth quarter and full-year 2023 decreased as compared to the same prior year periods, primarily driven by the absence of technology fees, which expired at the end of 2022.

Corporate and Other

Corporate expenses that can be identified with a segment have been included in determining segment results. The remainder is included in Corporate and Other, which is not a reportable segment.

	Three Months Ended December 31,			Years Ended December 31,		
(Dollars in millions)	2023	2022	Increase/ (Decrease)	2023	2022	Increase/ (Decrease)
Adjusted EBITDA(1)	$ (5.8)	$ (2.4)	$ (3.4)	$ (32.4)	$ (29.9)	$ (2.5)

(1) See definition and reconciliation of Adjusted EBITDA elsewhere in this release.

Corporate and Other Adjusted EBITDA results were unfavorable for the fourth quarter and full-year 2023 as compared to the same prior year periods, reflecting unfavorable valuation adjustments as a result of changes in discount rates on certain legacy liabilities, which increased legacy cost approximately $5.7 million during the fourth quarter 2023, partially offset by lower employee related expenses.

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2024 OUTLOOK Our 2024 guidance is as follows: • Domestic coke total production is expected to be approximately 4.1 million tons • Consolidated Net Income is expected to be between $67 million and $84 million • Consolidated Adjusted EBITDA is expected to be between $240 million to $255 million • Capital expenditures are projected to be between $75 million and $80 million • Operating cash flow is estimated to be between $185 million and $200 million • Cash taxes are projected to be between $20 million and $25 million RELATED COMMUNICATIONS We will host our quarterly earnings call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-833-470-1428 in the U.S. or 1-404-975-4839 if outside the U.S., access code 202670. SUNCOKE ENERGY, INC. SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com. SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke's website at http:// www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings and public conference calls and webcasts. NON-GAAP FINANCIAL MEASURES In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non- GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release. DEFINITIONS • Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our 4 business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with GAAP. FORWARD-LOOKING STATEMENTS This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including statements about our full-year 2024 guidance and outlook, the ability of our domestic coke plants to continue to operate at full capacity, our expectation of weakness in commodity markets, our ability to deliver significant value to our stakeholders, our intention to maintain a balanced approach to capital allocation, and our anticipation to continue a quarterly dividend, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC). In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements. Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law. 5

SunCoke Energy, Inc.
Consolidated Statements of Income

	Three Months Ended December 31,		Years Ended December 31,	
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars and shares in millions, except per share amounts)			
Revenues				
Sales and other operating revenue	$ 520.6	$ 514.0	$ 2,063.2	$ 1,972.5
Costs and operating expenses				
Cost of products sold and operating expenses	443.4	441.7	1,724.6	1,604.9
Selling, general and administrative expenses	15.4	13.5	70.7	71.4
Depreciation and amortization expense	35.6	35.8	142.8	142.5
Total costs and operating expenses	494.4	491.0	1,938.1	1,818.8
Operating income	26.2	23.0	125.1	153.7
Interest expense, net	6.3	7.7	27.3	32.0
Income before income tax expense	19.9	15.3	97.8	121.7
Income tax expense	4.6	2.5	34.3	16.8
Net income	15.3	12.8	63.5	104.9
Less: Net income attributable to noncontrolling interests	1.5	1.0	6.0	4.2
Net income attributable to SunCoke Energy, Inc.	$ 13.8	$ 11.8	$ 57.5	$ 100.7
Earnings attributable to SunCoke Energy, Inc. per common share:				
Basic	$ 0.16	$ 0.14	$ 0.68	$ 1.20
Diluted	$ 0.16	$ 0.14	$ 0.68	$ 1.19
Weighted average number of common shares outstanding:				
Basic	84.8	83.9	84.7	83.8
Diluted	85.0	84.8	84.9	84.6

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SunCoke Energy, Inc. Consolidated Balance Sheets December 31, 2023 2022 (Unaudited) (Audited) (Dollars in millions, except par value amounts) Assets Cash and cash equivalents $ 140.1 $ 90.0 Receivables, net 88.3 104.8 Inventories 182.6 175.2 Income tax receivable 1.4 — Other current assets 4.4 4.0 Total current assets 416.8 374.0 Properties, plants and equipment (net of accumulated depreciation of $1,383.6 million and $1,276.0 million at December 31, 2023 and 2022, respectively) 1,191.1 1,229.3 Intangible assets, net 31.1 33.2 Deferred charges and other assets 21.4 18.1 Total assets $ 1,660.4 $ 1,654.6 Liabilities and Equity Accounts payable $ 172.1 $ 159.3 Accrued liabilities 51.7 61.4 Current portion of financing obligation — 3.3 Total current liabilities 223.8 224.0 Long-term debt and financing obligation 490.3 528.9 Accrual for black lung benefits 53.2 52.2 Retirement benefit liabilities 15.8 16.4 Deferred income taxes 190.8 172.3 Asset retirement obligations 14.1 13.4 Other deferred credits and liabilities 26.9 24.7 Total liabilities 1,014.9 1,031.9 Equity Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both December 31, 2023 and 2022 — — Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 99,161,446 and 98,815,780 shares at December 31, 2023 and 2022, respectively 1.0 1.0 Treasury stock, 15,404,482 shares at both December 31, 2023 and 2022 (184.0) (184.0) Additional paid-in capital 729.8 728.1 Accumulated other comprehensive loss (12.8) (13.0) Retained earnings 80.2 53.5 Total SunCoke Energy, Inc. stockholders' equity 614.2 585.6 Noncontrolling interests 31.3 37.1 Total equity 645.5 622.7 Total liabilities and equity $ 1,660.4 $ 1,654.6 7

SunCoke Energy, Inc. Consolidated Statements of Cash Flows Years Ended December 31, 2023 2022 (Unaudited) (Audited) (Dollars in millions) Cash Flows from Operating Activities: Net income $ 63.5 $ 104.9 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization expense 142.8 142.5 Deferred income tax expense 18.6 2.3 Share-based compensation expense 5.1 6.7 Changes in working capital pertaining to operating activities: Receivables, net 16.8 (32.3) Inventories (7.2) (48.2) Accounts payable 19.7 27.4 Accrued liabilities (10.2) 8.4 Income taxes (1.4) — Other 1.3 (2.8) Net cash provided by operating activities 249.0 208.9 Cash Flows from Investing Activities: Capital expenditures (109.2) (75.5) Other investing activities — 5.3 Net cash used in investing activities (109.2) (70.2) Cash Flows from Financing Activities: Proceeds from revolving facility 291.0 596.0 Repayment of revolving facility (326.0) (676.0) Repayment of financing obligation (8.8) (3.2) Dividends paid (30.7) (23.6) Cash distributions to noncontrolling interests (11.8) (4.4) Other financing activities (3.4) (1.3) Net cash used in financing activities (89.7) (112.5) Net increase in cash and cash equivalents 50.1 26.2 Cash and cash equivalents at beginning of year 90.0 63.8 Cash and cash equivalents at end of year $ 140.1 $ 90.0 Supplemental Disclosure of Cash Flow Information Interest paid $ 25.7 $ 28.5 Income taxes paid, net of refunds of zero and $0.5 million, respectively $ 17.7 $ 14.5 8

SunCoke Energy, Inc.
Segment Operating Data

	Three Months Ended December 31,		Years Ended December 31,	
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	Unaudited)	(Audited)
	(Dollars in millions)			
Sales and other operating revenues:				
Domestic Coke	$ 493.6	$ 485.1	$ 1,954.0	$ 1,856.9
Brazil Coke	9.4	10.1	35.2	38.0
Logistics	17.6	18.8	74.0	77.6
Logistics intersegment sales	5.2	6.7	22.1	28.9
Elimination of intersegment sales	(5.2)	(6.7)	(22.1)	(28.9)
Total sales and other operating revenue	$ 520.6	$ 514.0	$ 2,063.2	$ 1,972.5
Adjusted EBITDA[(1)]				
Domestic Coke	$ 55.2	$ 46.5	$ 247.8	$ 263.4
Brazil Coke	2.2	3.1	9.1	14.5
Logistics	10.7	11.7	44.3	49.7
Corporate and Other[(2)]	(5.8)	(2.4)	(32.4)	(29.9)
Total Adjusted EBITDA	$ 62.3	$ 58.9	$ 268.8	$ 297.7
Coke Operating Data:				
Domestic Coke capacity utilization[(3)]	100%	101%	101%	100%
Domestic Coke production volumes (thousands of tons)	1,025	1,023	4,049	4,023
Domestic Coke sales volumes (thousands of tons)	1,037	1,040	4,046	4,031
Domestic Coke Adjusted EBITDA per ton[(4)]	$ 53.23	$ 44.71	$ 61.25	$ 65.34
Brazilian Coke production—operated facility (thousands of tons)	383	377	1,558	1,585
Logistics Operating Data:				
Tons handled (thousands of tons)	5,022	5,525	20,483	22,291

(1) See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2) Corporate and Other is not a reportable segment.
(3) The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(4) Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

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SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,	
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars in millions)			
Net income	$ 15.3	$ 12.8	$ 63.5	$ 104.9
Add:				
Depreciation and amortization expense	35.6	35.8	142.8	142.5
Interest expense, net	6.3	7.7	27.3	32.0
Income tax expense	4.6	2.5	34.3	16.8
Transaction costs[1]	0.5	0.1	0.9	1.5
Adjusted EBITDA	$ 62.3	$ 58.9	$ 268.8	$ 297.7

(1) Costs incurred as part of the granulated pig iron project with U.S. Steel.

SunCoke Energy, Inc
Reconciliation of Non-GAAP Information
Estimated 2024 Net Income to Estimated 2024 Adjusted EBITDA

	2024	
	Low	High
Net income	$ 67	$ 84
Add:		
Depreciation and amortization expense	122	118
Interest expense, net	28	26
Income tax expense	23	27
Adjusted EBITDA	$ 240	$ 255

Investor/Media Inquiries:
Sharon Doyle
Manager, Investor Relations
(630) 824-1907

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